Exhibit 99.1


                               FACTUAL DATA CORP.
                              5200 HAHNS PEAK DRIVE
                            LOVELAND, COLORADO 80538

                                                                     PRELIMINARY

                                                                         COPY OF
                                                                      PROXY CARD

                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                         DIRECTORS OF FACTUAL DATA CORP.

      The undersigned shareholder of Factual Data Corp. hereby appoints J.H. Donnan and Todd Neiberger, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent, and to vote as designated on the reverse side, all the shares of common stock of the Company held of record by the undersigned on _________, 2003 at the Special Meeting of Shareholders of the Company, to be held at the Company's conference room at 5200 Hahns Peak Drive, Loveland, Colorado 80538, on _________, 2003 at 10:00 a.m., Mountain Time and at all adjournments or postponements thereof upon the following matters, as set forth in the Notice of Special Meeting of Shareholders and Proxy Statement, each dated ________, 2003, copies of which have been received by the undersigned, hereby revoking any proxy heretofore given.

      THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE AGREEMENT AND PLAN OF REORGANIZATION AND THE TRANSACTIONS CONTEMPLATED THEREBY.

      THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE AGREEMENT AND PLAN OF REORGANIZATION.

      1. Proposal to approve and adopt the Agreement and Plan of Reorganization, dated June 23, 2003, by and among Kroll Inc., Golden Mountain Acquisition Corporation, and the Company, as heretofore and hereafter amended, and the merger and the other transactions contemplated thereby:

               //   FOR       / /   AGAINST         / /   ABSTAIN

      2. The proxies are hereby authorized to vote in their discretion upon all other business as may properly come before the Special Meeting.

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                                     Please sign your name exactly as it appears
                                     on this proxy. If the shares represented by this proxy are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
                                     If the shareholder is a corporation, please sign in full corporate name by President or other authorized officer. If the shareholder is a partnership, please sign in partnership name by authorized person.

DATED:___________________ 2003      ____________________________________
                                     SIGNATURE

DATED:___________________ 2003      ____________________________________
                                     SIGNATURE IF HELD JOINTLY

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PREPAID ENVELOPE.